                                                                   EXHIBIT 10.18

                                 TESSERA, INC.
                          TCC MASTER LICENSE AGREEMENT

                      TCC & MCM MANUFACTURING AND ASSEMBLY

      This Agreement is entered into as of this 20th day of January, 1994, between TESSERA, INC., a corporation of Delaware having a principal place of business at San Jose, California ("Tessera"), and SHINKO ELECTRIC INDUSTRIES CO., LTD., a corporation organized under the laws of Japan ("Licensee") with reference to the following facts:

SCOPE:

      WHEREAS, Tessera owns certain semiconductor integrated circuit ("IC") packaging technology it calls TCC technology and certain other IC tape mounting technology it calls TCMT technology and certain other related technology for the manufacture of laminated substrates for IC interconnect it calls TLS technology, where said technologies include manufacturing processes, device designs and specifications, including design rules and certain other proprietary information and technology required to manufacture TCCs and multi-chip modules ("MCMs") made with TCCs, (collectively, the "Technology") (each of the foregoing capitalized terms is more particularly described herein): and

      WHEREAS, Licensee wishes to use the Technology to: manufacture, or have others manufacture, TCMT and TLS materials; assemble ICs owned by its Customers onto said TCMT materials as TCCs; assemble TLS substrates for MCMs and other packages for ICs using TLS materials; assemble MCMs using TCCs and TLS substrates; and market and sell such MCMs, TCCs, TLS substrates and related packages, materials and services including TCMT and TLS materials, all in accordance with the terms hereof; and

      WHEREAS, Tessera is in the business, among other things, of manufacturing proprietary TCCs and MCMs along with quick-turn, prototype, and custom products for certain customers, and of distributing (reselling) certain TCCs to MCM assemblers; and

      WHEREAS, Tessera and Licensee wish to jointly market, promote, and promulgate TCMT, TCCs, and MCMs made with TCCs and TLS with industry wide acceptance, and to foster the growth of an infrastructure of materials suppliers and of assembly, burn-in, and test equipment manufacturers all supporting TCMT, TCC, and TLS standards; and

      WHEREAS, Tessera and Licensee wish to ensure and maintain TCMT, TCC, and TLS materials Specifications and Standards along with uniform manufacturing specifications and quality standards for same,

      THE PARTIES HERETO AGREE:

      DEFINITIONS: As used herein, the following terms shall have the following meaning:

      The term "Affiliate" means a company, the majority of whose voting shares are directly owned or controlled by Licensee. A company shall be considered an Affiliate only so long as such ownership or control exists.

      The term "Customer" means any customer or Affiliate of Licensee and shall include Licensee's parent company, Fujitsu Limited (Japan), a company incorporated under the laws of Japan.

      The term "Packaging-Related", as applied to any item (including any information, idea, invention or know-how) means that such item is substantially related to the physical structures and/or stages of



                                       1.

assemblies, components and/or methods for packaging, mounting or connecting semiconductor chips. Items which relate only to the electrical circuitry embodied in semiconductor chips or assemblies, and which do not relate to said physical structures or stages are not Packaging-Related.

     The term "Technology" means the inventions claimed under US Patents and US Patent applications set forth in Schedule A attached, including re-issues, continuations, and all corresponding foreign patents, as they relate to the manufacture, packaging and use of TCC, TLS, TCMT and MCMs, including all Packaging-Related know-how owned or controlled by Tessera and used by it as of the Effective Date (as defined below) for producing TCCs, TLS, TCMT and MCMs, and all Improvements to each of the foregoing during the term of this Agreement.

     The term "High Performance" refers to TCMT, TCCs, MCMs, MCM Components, or other package or material made under or using the Technology, if permitted hereunder, which incorporates, on an element other than a semiconductor chip, an array of electrical contacts or bumps or having a contact pitch equal to or less than 0.5 millimeter.

     The term "Fine Pitch" refers to TCMT, TCCs, MCMs, MCM Components, or other package or material made under or using the Technology, if permitted hereunder, which (a) is not High Performance as defined above; and (b) incorporates, on an element other than a semiconductor chip, an array of electrical contacts or bumps on having a contact pitch less than 1.0 millimeter.

     The term "Coarse Pitch" refers to TCMT, TCCs, MCMs, MCM Components, or other package or material made under or using the Technology, if permitted hereunder, which is neither Fine Pitch nor High Performance as defined above.

     A "TCC" is an IC device which is made or packaged under or using the Technology with an array of coplanar electrical contacts or bumps on a grid spacing ("BGA"). The package for a TCC is a thin compliant multi-layer structure mounted to the bonding pad side of an IC die, with permanent flexible electrical connections between at least certain ones of said bumps and corresponding bonding pad(s) on said IC die, where said pad(s) can be arranged on the perimeter, or the interior, or in an area array on the surface of said IC die.

     "TLS" means proprietary Tessera laminated substrates for MCMs and IC interconnect and/or packaging made under or using the Technology comprised of sub laminate signal layers and interconnecting interposer layers that may be individually personalized and assembled by means of lamination into electrical interconnecting substrates.

     "TCMT" for ICs is a flexible film made under or using the Technology made of one or more layers comprising a first layer of flexible film with electrical contact bumps arranged in an array, at least certain ones of said bumps being connected to one or more flexible conductors terminating in features disposed and suitable for bonding to bonding pads of said IC.

     An "MCM" is an IC sub assembly, made under or using the Technology comprising at least one TCC, including the first wiring substrate it may be attached to, whether permanently attached or not, and further including those ICs, TCCs, components, heat spreaders, sealing caps, and sub assemblies that are ultimately attached or connected to the same first wiring substrate (all of the foregoing and nothing else), and where said IC Sub assembly is designed and intended for permanent or detachable connection, by means of a socket or other suitable method, to a greater electronic system for one or more of data I/O, instructions, control signals, and access to system power and ground.



                                       2.

     An "MCM Component" is a partially completed MCM incorporating at least one TCC, whether permanently attached or not, and which may be arranged to allow for later removal of said TCC(s) and/or further incorporated of other TCCs, chips, passives, heat spreaders, sealing caps, or other components.

     "Improvements" means Packaging Related device designs, modifications, derivatives, improvements, or enhanced device specifications, whether or not patentable, that may be proposed for incorporation into the Tessera Specifications.

     "Tessera Specifications" means the specifications for TCMT, TCC, TLS, MCMs, and related packages and materials, a copy of which is attached hereto in its current form as Appendix A, as the same may be modified or amended from time to time by Tessera.

     "Standards" means the JEDEC Standards or similar standards for external device properties and/or measurements.

     LICENSEE RIGHTS: Subject to the terms and conditions hereinafter set forth, fees paid to Tessera by Licensee herewith, Licensee's agreement to the provisions hereof including all attachments hereto, and Licensee's payment of the additional fees and royalties stated herein, Tessera hereby grants Licensee a non-exclusive, non-transferable, non-sub licensable license during the term of this Agreement, to use the Technology to manufacture, or have manufactured, TCMT and TLS materials, and to package and assemble, or have packaged and assembled ICs as TCCs for any Customer, to assemble, or have assembled TLS and related packages, and to assemble, or have assembled TCCs into MCMs for any Customer, all of the foregoing made or assembled strictly according to Tessera Specifications, and to sell all of the foregoing as further provided herein on a world wide basis;

     PROVIDED THAT:

          A. TCMT, TCMT MATERIALS AND TLS SUB LAMINATES AND MATERIALS: Licensee may sell TCMT and TCMT materials only to third parties that hold a valid license from Tessera to assemble TCCs, and Licensee may sell TLS sub laminates and materials only to third parties that hold a valid license from Tessera to assemble MCMs (other than second source MCM assemblers as provided in Paragraph B below), and such restricted sales to Tessera licensees may be made without royalty.

          B. FINE PITCH AND HIGH PERFORMANCE: Licensee expressly agrees that it shall not assemble, manufacture or deliver any Fine Pitch or High Performance TCC or any MCM Component containing a Fine Pitch or High Performance TCC for any Customer unless and until said Customer shall first execute and deliver to Tessera a Limited Second Source MCM Assembly License (Substantially) of the form attached hereto (a "Limited Second Source MCM Assembly License"). Licensee is hereby authorized to offer any Customer of Licensee desiring to have Licensee assemble Fine Pitch or High Performance TCCs or MCM Components, a non-assessable, non-transferable, non-sub licensable Limited Second Source MCM Assembly License which will become valid and binding on all parties when countersigned by Tessera. Tessera hereby agrees that it will promptly execute and deliver a confirming copy to Licensee and Customer, unless Tessera advises Licensee of a valid and specific reason to believe that such Customer will not perform its obligations under such Limited Second Source MCM Assembly License. Licensee agrees that, immediately upon notice from Tessera that a Customer that is a licensee of Tessera under a Limited Second Source MCM Assembly License is in breach of such Limited Second Source MCM Assembly License and until Tessera notifies Licensee to the contrary, Licensee shall withhold all shipments to such Customer of any products made by or on behalf of Licensee under this Agreement. Licensee may (but is not obligated to) advise such Customer that Licensee is restricted by this Agreement from selling such products to any Customer in breach of the Limited Second Source MCM Assembly License. Said Limited Second Source MCM Assembly License provides: (a) That said Fine Pitch or High Performance TCCs and MCM Components will be permanently incorporated into MCMs before any further sale or transfer, and (b) That Tessera is granted a right to purchase any IC (packaged as a TCC) that Customer may


                                       3.

package or have packaged as a TCC, if Customer otherwise sells said IC in any package. If said IC is not sold commercially except as part of a chipset in Customer's MCM, then Licensee shall use its best efforts to obtain for Tessera the aforesaid purchase right. Licensee expressly agrees that under no circumstances shall Licensee make a market in, sell, or distribute Fine Pitch or High Performance TCCs or MCM Components (except as provided above), and Licensee further acknowledges and agrees that Fine Pitch and High Performance TCC and MCM Component distribution is a business that Tessera desires to have exclusively (except to the extent that Licensee is permitted to sell such products pursuant to the terms of this Paragraph), and Licensee agrees to use its best efforts to assist Tessera in this regard. Notwithstanding the aforesaid, Tessera and Licensee agree to exercise their good faith efforts to negotiate an agreement in which Licensee serves as Tessera's selling agent in Japan for Fine Pitch and High Performance TCC's and MCM Components.

          C. THIRD PARTY IMPROVEMENTS: The licenses granted to Licensee hereunder shall not extend to any Improvements which are originated and/or owned by any party other than Tessera, unless Tessera has an unrestricted right to grant licenses for such Improvement without payment or other obligation of Tessera to any other party. If Tessera has such unrestricted right without obligation, the Improvement shall be incorporated in the Technology licensed hereunder.

          D. NO OTHER SALES: No licenses are granted or sales of any package, system, material, item or component made under or using the Technology, are permitted, except as expressly stated herein. Furthermore, any failure on the part of Tessera to fully exercise any right or claim of any right express or implied herein shall not be construed as any license granted hereunder, nor shall same be construed as an abandonment of such right or the eventual full exercise thereof by Tessera.

     QUICK TURNS: Licensee agrees to cooperate and lend its support in establishing a Tessera MCM Design Center and quick turn prototype production facility located at Tessera's headquarters in San Jose, California, and will assist Tessera in offering quick turn and prototype MCMs made using TCCs and TLS substrates. Licensee agrees that Tessera shall have a first right of refusal to manufacture any first article TCC or MCM, and Licensee shall exercise its best efforts to direct and encourage any customers desiring first article, quick turns and/or other prototype work to Tessera. Licensee shall not compete with Tessera's quick turn and prototype business. Tessera hereby agrees to hold in confidence any confidential information received from such Customer under the same restrictions as set forth in "Non-Disclosure" set forth below. However, Tessera recognizes that for certain Customers located in Japan, Licensee is the appropriate source for prototypes and/or first articles of a volume production order, and the parties agree that pursuant to the Joint Marketing provision hereof, they will negotiate in good faith to enumerate such Customers. With respect to any such Customer, Licensee may furnish prototypes and/or first articles of a volume production order, provided that, Licensee shall provide Tessera with an English language report summarizing the marketing, design and engineering discussions.

     FEE AND ROYALTY: In consideration for this Master License and the rights and privileges hereof, Licensee shall pay to Tessera the sum of [*] US Dollars (US $[*]) as a Technology transfer fee. The Technology Transfer fee shall be paid in [*] US $[*] installments with the first installment due on [*] or the date two weeks following the Effective Date, whichever is later,and the other installments due [*] and [*], respectively. In addition, Licensee shall pay regular, semi-annual cash royalties to Tessera on [*] derived by Licensee pursuant to the rights and licenses granted hereunder including: [*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       4.

     [*]                                        [*]         [*]         [*]
     [-----------------------------------       -----       -----       -----]
     [*]                                        [*]         [*]         [*]

     [*]                                        [*]         [*]         [*]

     [*]                                        [*]         [*]         [*]

     [*]                                        [*]         [*]         [*]

     [*]                                        [*]         [*]         [*]

     [*]                                        [*]         [*]         [*]

     [*]                                        [*]         [*]         [*]

      [*]

      Tessera and Licensee agree that the parties will meet at least every three years for the purpose of reviewing the royalty rates set forth in Schedule C above for High performance items in the context of evaluating whether the market price of products made by Licensee under the Technology have remained competitive.

      Tessera and Licensee understand and hereby agree that the Fine Pitch and High Performance MCM Component royalties stated above are sizable and necessary, and are designed to favor sales and shipments of permanently assembled MCMs, rather than sales of Fine Pitch and High Performance TCCs and MCM Components. [*] Licensee shall furnish along with its royalty payments copies certified by an officer of Licensee of such sales tax or [*] needed to evidence and support any reduction in payments to Tessera of royalty due to the aforesaid sales tax payments, or [*]. Licensee shall maintain full and accurate accounts and records of all of its transactions under this Agreement, in such form that all amounts owing hereunder to Tessera may be readily and accurately determined.

      LICENSEE REPORTS AND PAYMENT: Royalties shall be paid twice annually for the periods beginning January 1 and ending June 30, and the period beginning July 1 and ending December 31 (each six month period hereinafter referred to as a "Payment Period"). Licensee shall deliver to Tessera within thirty days after the end of each Payment Period, beginning with the first Payment Period, a written report describing in detail reasonably acceptable to Tessera, for the applicable Payment Period: (a) the basis upon which royalties have been calculated, and (b) with respect TCMT, TCMT materials, TLS sub laminates and materials, the name of each Customer along with the quantity shipped to that Customer. Each report for a Payment Period shall be accompanied by full payment to Tessera of the royalties payable hereunder for such Payment Period. All payments under this Paragraph shall be made by wire transfer in United States Dollars to such bank or account as Tessera may from time to time designate in writing. Payments shall be considered to be made as of the day on which they are received in Tessera's designated bank or account. All royalties due and owing to Tessera under this Paragraph but not paid by Licensee on the due date thereof shall bear interest at the rate which is the lesser of (i) one percent (1%) per annum above the then applicable prime interest rate announced by the main office of the Bank of America N.T. & S.A. for one year loans to customers of varying degrees of credit

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       5.

worthiness; and (ii) the maximum lawful interest rate permitted under applicable law. Such interest shall accrue on the balance of unpaid royalties from time to time outstanding from the date on which portions of such royalties become due and owing until payment thereof in full. No part of any amount payable to Tessera hereunder may be reduced due to any counterclaim, set-off, adjustment or other right which Licensee might have against Tessera, any other party or otherwise. Royalties computed in a currency other than United States Dollars shall be converted to United States Dollars at the New York Foreign Exchange Selling Rate for such other currency on the date payment is due as published in the Wall Street Journal.

     TECHNOLOGY TRANSFER: In addition to granting of the aforesaid licenses under the Technology, upon execution of this Agreement and the payment of the first installment of $[*] of the Technology Transfer fee, Tessera will transfer to Licensee: The Tessera Specifications (to the extent available in writing) to the TCC, TCMT, and TLS, including materials specifications, current best methods of manufacture and assembly, plating processes, tooling specifications, design methods, techniques, and including necessary Tessera know-how, proprietary software, and other such Tessera engineering data and test results which may be needed by Licensee (all of the foregoing in Tessera's judgment) to exercise the rights, licenses and privileges of this License. Furthermore, Tessera will make available in a timely fashion, all changes, and modifications in Tessera Specifications, methods and materials including Improvements in accordance with the terms hereof. Notwithstanding the foregoing, Tessera is under no obligation to transfer any information whether confidential, proprietary or otherwise that it may be prohibited from transferring to Licensee by contract or applicable law. Two copies of all documentation will be furnished to Licensee. For a period of up to twelve months commencing with the date of this Agreement, and according to a mutually agreeable time schedule and manpower assignment schedule, Tessera will make certain of its engineering staff available at its San Jose facilities for transfer activities, including joint activities with Licensee's engineers, in both San Jose and Japan, as may be necessary in Tessera's judgment to successfully complete the transfer. In no case shall Tessera be required to provide engineering support exceeding eighty man-hours in any month. Additional engineering support (not to exceed eighty man-hours in any month) beyond the initial twelve month period for an additional 12 month period may be made available, according to a mutually agreeable time schedule and manpower assignment schedule, at a per diem rate of US $[*] per support engineer, plus reasonable travel related expenses. Any support or other services required thereafter may be provided upon terms mutually agreeable to the parties. Notwithstanding anything herein to the contrary, Tessera will not furnish Licensee with Technology, including, without limitation, any Improvements, after January 1, 2004.

     JOINT MARKETING: Licensee and Tessera agree to jointly, market and promote the TCC, TCMT, TLS, and jointly design and market MCMs made using same. Therefore, the parties hereby enter into a Joint Marketing Agreement between themselves that shall include, without limitation, the following provisions:
Tessera and Licensee shall meet at least twice per year at a mutually convenient times and locations to discuss and plan marketing and promotional activities and to report to each other on activities involving the TCC and related sales activities, including the progress of each in facilitating an industry infrastructure to support the TCC as a "Known Good Die" ("KGD") solution. The parties will make a record of these planning discussions in the form of a Joint Marketing Plan updated twice annually covering both long term and short term (1 year and less) plans and objectives. Tessera and Licensee agree to establish MCM Design Centers located initially in Tessera's facilities in San Jose, California and one in Licensee's facilities. It is anticipated that marketing representatives from Licensee and Tessera will jointly conduct visits to major MCM Customers and jointly host meetings for Customers at the Design Center best serving a particular Customer geographically. It is agreed by the parties that as any customer's MCM volume requirements dictates, Licensee will propose terms for volume manufacture of said Customer's MCMs. Said Joint Marketing Agreement may include other such terms as both parties shall from time to time approve and will merge and become a part of this Master TCC License Agreement. Each party shall bear its own costs and expenses with respect to any all joint undertakings under this provision.

     RIGHT TO PURCHASE: If Licensee sells commercially or has a right to sell, except for prohibitions stated herein, any IC or IC chipset in any package that it may package or have packaged as a TCC, then Licensee agrees to sell to Tessera such IC or IC chipset for a price (equitably adjusted to reflect differences in

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



                                       6.

packaging costs) not to exceed the lowest price offered or paid commercially for such IC or IC chipset within 90 days before or after a Tessera purchase request, and Licensee will use its best efforts to provide reasonable volumes requested by Tessera. In the event that Licensee packages an IC or IC chipset (or partial chipset) as a Coarse Pitch TCC(s) for a Customer, then Licensee agrees to use its best efforts to obtain for Tessera a written purchase right from said Customer permitting Tessera to purchase reasonable volumes requested by Tessera of said TCCs for a price (equitably adjusted to reflect differences in packaging cost) not to exceed the lowest price offered or paid commercially for such TCC chipset within 90 days before or after a Tessera purchase request. In addition, Licensee agrees to enter a Subcontract Assembly Agreement with Tessera for any TCCs or MCMs that Tessera may from time to time wish to have manufactured in the course of its own business. Licensee agrees to provide Tessera with preferential turn around times and allocations of capacity of up to 15 % of Licensee's capacity with respect to any assembly of TCCs, TLS and MCMs commissioned by Tessera pursuant to such agreement. Licensee further agrees to negotiate prices and terms of such Subcontract Assembly Agreements in good faith, including price and availability on a "best offered or paid" basis.

          IMPROVEMENTS: Licensee hereby grants to Tessera a (a) fully-paid, non-assessable, transferable, perpetual, sub licensable right and license to all Improvements (including, without limitation, the right to practice any patents covering any inventions contained in such Improvements) made or developed by or on behalf of Licensee during the term of this Agreement, and (b) fully-paid, non-sub licensable, non-transferable, perpetual right and license to use any and all technology or know-how required to make said Improvements solely for Tessera's own use in manufacturing and selling TCCs and MCMs. Licensee shall promptly communicate the Improvements and know-how referred to in the preceding sentence to Tessera. In no case, however, shall this provision operate to force disclosure (except to Tessera), without compensation, of the technology or know-how required to make the Improvements. Licensee and Licensee's Suppliers may use only those Improvements to which Licensee has granted Tessera the rights and licenses described in this Paragraph, and Licensee agrees that it shall not use any Improvement that has not been licensed to Tessera in accordance with this Paragraph. Any Improvement that is made through the joint efforts of Tessera and Licensee shall be deemed a "Joint Improvement" hereunder and shall be the joint property of both Tessera and Licensee, and both Tessera and Licensee shall have a fully-paid, non-assessable, transferable, perpetual, sub licensable right and license to use such Joint Improvements, but such right and license shall not include any right or license by implication with respect to any part of the Technology. Licensee and Tessera shall reasonably consult with one another with respect to applying for and maintaining jointly owned patents with respect to such Joint Improvements at shared expense. In the event that one party hereto (the "Notifying Party") notifies the other party that the Notifying Party wishes to apply for or maintain a patent in any country for any such Joint Improvement and the other party hereto does not confirm to the Notifying Party, within thirty (30) days thereafter, that such other party will join in such patent application and share the cost thereof, the Notifying Party shall have a right, at its own expense, to apply for or maintain such patent in its own name, in which case such patent shall be the sole property of the Notifying Party, and the Joint Invention in the country covered by such patent shall be treated as an Improvement made solely by the Notifying Party, and shall be subject to the provisions of this Agreement covering such Improvements. The parties hereto shall execute such documents and render such assistance as may be appropriate to enable the party properly having title to such Improvements to maintain or obtain patents for the same.

          STANDARDS COMMITTEE: Tessera agrees to establish a Standards Committee of its Licensees and Customers, and Licensee agrees to participate therein. Said Standards Committee is intended to establish and promulgate uniform TCMT, TCC, and TLS Standards for use by all suppliers and licensees and customers throughout the Industry.

          SUPPLIERS: Licensee at its sole option may enter agreements with subcontract suppliers ("Supplier") for the manufacture (but not for Supplier's use or sale to anyone other than Licensee) of any TCC or TCMT or other Tessera approved package, material or service, provided that prior to any disclosure of Tessera confidential information or manufacture of any TCC or TCMT (and/or TLS) or material, Licensee shall deliver a signed original copy of each such subcontract agreement to Tessera. Licensee warrants that each such

Supplier agreement shall (a) ensure that Supplier manufactures or supplies strictly according to the Tessera Specifications, (b) ensure that Supplier maintains TLS, TCC and TCMT Standards, (c) ensure that Supplier safeguards Tessera Proprietary Information and Licensee's Proprietary Information, (d) ensure that Supplier grants to Tessera the rights and licenses to Improvements called for under "Improvements" herein, (e) ensure that Supplier affixes the appropriate patent numbers and other designations to each product, material or sub laminate made using the Technology according to the Tessera Specifications,
(f) ensure that Supplier shall indemnify and hold harmless Tessera and its successors and assigns against any breach by Supplier of the foregoing obligations, and (g) provide for a fair allocation of such TCMT, TLS, or other TCC material or service among all Tessera licensees. In addition, Licensee shall ensure that each Supplier shall perform its aforesaid duties and responsibilities and indemnify and hold Tessera harmless from any damages, costs, or expenses arising from or related to any breach thereof.

     TERM: This Agreement shall become effective upon the date that the last of the parties hereto have executed and delivered this Agreement (the "Effective Date"), and, unless earlier terminated pursuant to its terms, shall remain in effect until it automatically expires on the fifteenth anniversary of the Effective Date, provided that Tessera's obligations to communicate or transfer any Technology, including its Improvements, to Licensee and that Tessera's obligations to license its Improvements to Licensee shall forever cease as of January 1, 2004. For the period from January 1, 2004, to expiration of this Agreement, Licensee may elect either (a) to continue to pay full royalties hereunder and retain all of the rights and licenses granted hereunder; or (b) to surrender its rights and licenses granted hereunder with respect to the Later Improvements, as defined below, while retaining all of the other rights and licenses granted hereunder, in which event the royalties due with respect to sales made after January 1, 2004 shall be reduced to one-half of those otherwise due hereunder. The election referred to in the preceding sentence shall be by notice to Tessera, given before July 1, 2003. The term "Later Improvement" means an Improvement which is neither (a) set forth in any patent application having a priority date before January 1, 1999, nor (b) communicated to Licensee before January 1, 1999. Upon expiration of this Agreement, Licensee shall have a fully paid-up license to use the Technology on the terms set forth herein to the same extent as Licensee was licensed to use the Technology immediately prior to expiration. In the event this Agreement is terminated, the licenses granted hereunder will terminate and Licensee shall immediately cease any use, practice or other exploitation of the Technology and any production, use or sale of any products incorporating any portion of the Technology. Licensee agrees that if Tessera terminates this Agreement pursuant to the terms of this Agreement, then Tessera shall not be liable for damages or injuries suffered by Licensee as a result of such termination. Upon termination or expiration of this Agreement, for any reason, nothing shall be construed to release Licensee from its obligations to pay Tessera any and all royalties or other amounts accrued but unpaid hereunder prior to the date of such termination or expiration.

     BREACH: The parties agree that a failure on the part of either party to perform its duties, obligations, or responsibilities herein will constitute a breach of this Agreement, and that such breach will cause substantial damages to the party not in breach; therefore, said breach will result in immediate termination of this Agreement if such breach is not cured within sixty (60) days of notice thereof, such termination being effective as of the date notice was first given. Any and all costs that may result from this immediate revocation, including legal costs, shall be born in full by the party in breach. The parties further agree that notwithstanding anything in this Agreement to the contrary, the non-breaching may seek any and all additional legal and equitable remedies and damages that may be available.

     REASONABLE AUDIT: The parties hereto agree to negotiate reasonable terms to ensure that Tessera can obtain any necessary information concerning IC prices and quantities to substantiate the royalties due hereunder, Tessera's exercise of its Purchase Rights, and other factual matters including tax payments requiring similar verification. Licensee agrees to maintain full and accurate books and records in sufficient detail to enable royalties payable hereunder to be determined. Notwithstanding the foregoing, Tessera shall have the right from time to time upon five (5) days prior notice through an independent auditor designated by Tessera to inspect and audit such accounts and records. In the event that any audit properly indicates a deficiency in the



                                       8.

amount paid by Licensee, Licensee shall promptly pay any such deficiency, with interest thereon as provided above in this Agreement. If such deficiency exceeds five percent (5%) of the amount properly due, then Licensee shall additionally pay Tessera's audit costs, together with a surcharge equal to fifty percent (50%) of the deficiency. In addition, Licensee shall procure for Tessera the same right to inspect and audit the books and records of any Affiliate to which any Fine Pitch and/or High Performance TCC or MCM Component is transferred for incorporation into any other product by Licensee under the License.

     EQUITABLE LICENSE: Tessera, in good faith, intends that any agreement with another similarly situated licensee whereby such licensee receives identical rights, privileges, terms and conditions as contained in this Agreement, shall be on financial terms (including running royalties and lump-sum payments) no more favorable to such other licensee than the financial terms set forth in this Agreement. Notwithstanding the foregoing, Licensee acknowledges and agrees that is likely that all other license agreements will not contain the same rights, privileges, terms or conditions as a result of different business circumstances, and therefore will not be subject to this Paragraph. The following shall not be deemed agreements subject to this Paragraph: (i) agreements between Tessera and its Affiliates; (ii) cross-license or other agreements under which a substantial portion of the consideration received by Tessera consists of rights to patents and/or technology owned by the other party to such agreement; (iii) agreements with governmental agencies; and (iv) agreements in settlement of litigation. In the event that Tessera grants another license subject to this Paragraph, then Tessera shall promptly notify Licensee of the financial terms of such other license. Upon notice by Licensee, given within 30 days after such notice by Tessera, this Agreement shall be amended to substitute all of the financial terms of such other license for the financial terms of this Agreement, provided that (a) Licensee must accept all of the financial terms of such other license, and may not select particular terms; and (b) such amendment shall not affect Tessera's rights with respect to royalties or other moneys accrued and/or paid prior to such amendment.

     NO WARRANTIES: Licensee acknowledges and agrees that the rights and licenses, Technology and Specifications granted or otherwise provided hereunder are provided to Licensee "AS IS", with no warranty of any kind. TESSERA MAKES NO WARRANTY, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, WARRANTIES OF, FITNESS FOR A PARTICULAR PURPOSE, QUALITY, USEFULNESS OR NONINFRINGEMENT. Tessera makes no warranty that the Technology or Specifications will be sufficient or yield any particular result.

     LIMITATION ON DAMAGES: IN NO EVENT SHALL TESSERA BE LIABLE TO LICENSEE OR ANY OTHER PERSON OR ENTITY UNDER ANY CONTRACT, OR NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY OR FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, EVEN IF TESSERA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES, AND IN NO EVENT SHALL TESSERA'S AGGREGATE LIABILITY EXCEED THE FEES AND ROYALTIES PAID BY LICENSEE TO TESSERA HEREUNDER WITHIN TWELVE MONTHS PRIOR TO THE DATE LICENSEE NOTIFIES TESSERA OF THE CLAIM GIVING RISE TO SUCH LIABILITY.

     NON-DISCLOSURE: Licensee agrees (subject to the rights and licenses to such information specifically granted hereunder) that information which Tessera previously disclosed or currently or subsequently discloses to Licensee hereunder, including information relating to TCCs, TLS, TCMT, MCMs and the Improvements thereto licensed to Licensee by Tessera are the confidential property of Tessera ("Proprietary Information"). Non-limiting examples of such Proprietary Information are the properties, composition and structure of TCCs, TLS, TCMT, MCMs, or the manufacture or processing thereof or machines therefor and information relating to Tessera's business (including, without limitation, computer programs, codes (object and source), algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial, customer and product development plans, forecasts, strategies and information)


                                       9.

     Licensee recognizes the importance of Tessera's Proprietary Information. In particular, Licensee recognizes that Tessera's Proprietary Information (and the confidential nature thereof) is critical to the business of Tessera and that Tessera would not enter into this Agreement without assurance that its Proprietary Information and the value thereof will be protected as provided in this paragraph and elsewhere in this Agreement. Accordingly, Licensee agrees as follows:

          a.   Licensee agrees during the Term of this Agreement and for five
(5) years thereafter (i) to hold Tessera's Proprietary Information in confidence as a fiduciary and to take all reasonable precautions to protect such Proprietary Information (including, without limitation, all precautions Licensee employs with respect to its confidential materials), (ii) not to divulge any such Proprietary Information or any information derived therefrom to any third person (except as otherwise permitted under the licenses granted hereunder) and
(iii) not to make any use whatsoever at any time of such Proprietary Information except as expressly authorized in this Agreement.

          b. Immediately upon termination of this Agreement Licensee will turn over to Tessera all Proprietary Information of Tessera and all documents or media containing any such Proprietary Information and any and all copies or extracts thereof.

          c. Licensee acknowledges and agrees that due to the unique nature of Tessera's Proprietary Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow Licensee or third parties to unfairly compete with Tessera resulting in irreparable harm to Tessera and, therefore, that upon any such breach or any threat thereof, Tessera shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law and to be indemnified by Licensee from any loss or harm, including, without limitation, lost profits and attorneys' fees, in connection with any breach or enforcement of Licensee's obligations hereunder or the unauthorized use or release of any such Proprietary Information. Licensee will notify Tessera in writing immediately upon the occurrence of any such unauthorized release or other breach. Any breach of this paragraph constitutes a material breach of this Agreement.

     In turn, Tessera agrees to keep as confidential (subject to the rights and licenses to such information specifically granted hereunder) that information of Licensee that Licensee may from time to time identify in writing as its confidential and proprietary information.

     The receiving party of any confidential information received hereunder shall not be obligated under this paragraph (i) beyond five years after the termination or expiration of this Agreement or (ii) with respect to information the receiving party can document:

          (1) is or has become readily publicly available through no fault of the receiving party or its employees or agents; or

          (2) is received from a third party lawfully in possession of such information and lawfully empowered to disclose such information and provided the receiving party abides by all restrictions imposed by such third party; or

          (3) was rightfully in the possession of the receiving party prior to its disclosure by the other party provided the receiving party abides by all restrictions imposed on its possession of such information; or

          (4) was independently developed by employees or consultants of the receiving party without access to such confidential information.

                                      10.

          INFRINGEMENTS: Licensee agrees to notify Tessera of any infringement or other actual or unauthorized use of any part of the Patents of which it may become aware and to promptly notify Tessera in writing of any actual or suspected infringement or unauthorized use in such detail as may be reasonably required by Tessera. Notwithstanding the foregoing, Tessera shall be under no obligation to take any action to prosecute any suspected or actual infringement or other unauthorized use of the Patents.

          LICENSEE'S INDEMNITY: Licensee agrees to defend, indemnify and hold Tessera harmless from and against any and all damages, liabilities, costs and expenses (including reasonable attorney's fees and expenses) arising out of or related to Licensee's exploitation of the Technology.

          MISCELLANEOUS: The following additional terms shall apply to this
Agreement:

               (a) Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of California without regard to its provisions with respect to conflicts of law. Both parties shall use their best efforts to resolve by mutual agreement any disputes, controversies, claims or difference which may arise from, under, out of or in connection with this Agreement. If such disputes, controversies, claims or differences cannot be settled between the parties, such disputes, controversies, claims or differences shall be finally settled by arbitration which shall take place in the County of Santa Clara, California and shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association which shall administer the arbitration and act as the appointing authority. The decision of the arbitrators shall be final and binding upon the parties hereto and the expense of the arbitration (including attorney's fees) shall be paid as the arbitrators determine. Provided, that disputes as to the validity or scope of any patent shall not be subject to arbitration unless the party owning such patent consents to the arbitration. If such a dispute cannot be settled by agreement of the parties and the party owning the patent does not consent to arbitration, then such dispute shall be settled by a court of competent jurisdiction in the nation which issued the patent in question.

               (b) Waiver. A waiver of any breach of any provision of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

               (c) Notices. All notices, required documentation, and correspondence in connection herewith shall be in the English language, shall be provided in writing and shall be given by facsimile transmission or by registered or certified letter to Tessera and Licensee at the addresses and facsimile numbers set forth below:


                         Tessera:  Tessera, Inc.
                                   3099 Orchard Dr.
                                   San Jose, California 95134
                                   Telecopy No.: 408-894-0768
                                   Attn: Chief Executive Officer

                         Licensee: SHINKO Electric Industries Co., Ltd.
                                   80 Oshimada-Machi
                                   Nagano City, 381-22 JAPAN
                                   Telecopy No.: 812-628-48861
                                   Attn: Managing Director,
                                         Research & Development Division

               Either party may change its address and/or facsimile number by giving the other party notice of such new address and/or facsimile number. All notice if given or made by registered or certified letter shall be deemed to have been received on the earlier of the date actually received and the date three days after the same was posted and if given or made by facsimile transmission shall be deemed to have been received at the time of dispatch, unless such date of deemed receipt is not a business day, in which case the date of deemed receipt shall be the next succeeding business day.

          (d) Patent notices. Licensee agrees to affix each system, component, item, product, material or sub laminate made under this Agreement, with the appropriate patent notice or other notices indicating that such system, component, item, product, material or sub laminate is made under license from Tessera and bearing the appropriate patent number(s) and such other information or marks, including, in Tessera's discretion, trademarks owned by Tessera, as Tessera may from time to time designate. Notwithstanding the foregoing, if it is not physically possible or reasonably practical to affix such notices directly on a system, component, item, product, material or sub laminate, the Licensee agrees to indicate such appropriate notice on each package or container enclosing the same.

          (e) Entire Understanding. This Agreement embodies the entire understanding between the parties relating to the subject matter hereof, whether written or oral, and there are no prior representations, warranties or agreements between the parties not contained in this Agreement. Any amendment or modification of any provision of this Agreement must be in writing, dated and signed by both parties hereto.

          (f) Invalidity. If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

          (g) Responsibility for Taxes. Tessera shall be responsible for the ten percent withholding tax currently imposed on royalties and transfer fee payments under the United States - Japan Treaty for the Avoidance of Double Taxation. Any other taxes (including any increase in the rate of withholding under such treaty) now or hereafter imposed with respect to the transactions contemplated hereunder (with the exception of income taxes or other taxes imposed upon and collected directly from Tessera and measured by the net income of Tessera) shall be the responsibility of Licensee, and if paid or required to be paid by Tessera, the amount thereof shall be added to and become part of the amounts payable by Licensee hereunder.

          (h) Assignment. Neither party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party, provided, that this Agreement and the rights and obligations hereunder may be assigned and delegated by Tessera to any successor to substantially all of Tessera's TCC business or assets.

          (i) Attorneys' Fees. The prevailing party in any dispute shall be entitled to costs and attorneys' fees.

          (j) Survival. Notwithstanding anything herein to the contrary, the following provisions shall survive the termination or expiration of this
Agreement: Fee and Royalty, Term, Non-Disclosure, No Warranties, Limitation on Damages, Licensee's Indemnity, Reasonable Audit and Miscellaneous.

          (k) Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original.


                                      12.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                        TESSERA, INC.


                                        By: /s/ JOHN W. SMITH
                                            ----------------------------------

                                        Name:  John W. Smith
                                              --------------------------------

                                        Title: President
                                               -------------------------------

                                        Date: January 20, 1994
                                              --------------------------------


                                        SHINKO ELECTRIC INDUSTRIES CO., LTD.


                                        By: /s/ SADAO INOUE
                                            ----------------------------------

                                        Name:  Sadao Inoue
                                              --------------------------------

                                        Title: President
                                               -------------------------------

                                        Date: January 20, 1994
                                              --------------------------------





                                      13.